Exhibit 99.2

CONSENT OF CASSEL SALPETER & CO., LLC

SciVac Therapeutics Inc.

Gad Feinstein Rd.

POB 580

Rehovot, Israel 7610303

Attention: The Board of Directors

RE:	Proxy Statement of VBI Vaccines Inc. / Prospectus of SciVac Therapeutics Inc. (“SciVac”), which forms part of Amendment No. 2 to the Registration Statement on Form F-4 of SciVac (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 20, 2015, to the Board of Directors of SciVac as Annex C to the Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “PROPOSAL ONE – THE MERGER – Background of the Merger” and “PROPOSAL ONE – THE MERGER – Opinion of Cassel Salpeter to the SciVac Board.” The foregoing consent applies only to Amendment No. 2 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: February 26 , 2016

/s/ Cassel Salpeter & Co., LLC
Cassel Salpeter & Co., LLC